UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2014

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

1301 McKinney Street, Suite 2800
Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2014, ZaZa Energy Corporation (the “Company”) entered into a Settlement and Release Agreement (the “Escrow Release Agreement”) with Hess Corporation (“Hess”), Hess Oil France (“Hess France,” together with Hess, the “Hess Parties”), ZaZa Energy, LLC (“ZaZa Energy”), ZaZa France S.A.S. (“ZaZa France”) and ZaZa International Holding LLC (“ZIH,” collectively with the Company, ZaZa Energy, ZaZa France and ZIH, the “ZaZa Parties”), in order to address certain outstanding matters between the ZaZa Parties and the Hess Parties related to the dissolution of the two prior joint ventures between Hess and the Company (together, the “Hess Joint Venture”).  Under the Escrow Release Agreement, the Hess Parties agreed to (a) direct the escrow agent to release the $15.0 million of restricted cash proceeds that had been held in escrow since 2012 and (b) terminate its right to receive any proceeds from litigation being pursued by ZaZa related to certain leases in the companies’ former Texas joint venture.  The Escrow Release Agreement released approximately $11.5 million of the escrow proceeds to the Company and approximately $3.5 million to Hess.  Furthermore, the ZaZa Parties agreed to terminate overriding royalty interests in certain assets in the Paris Basin, France.  The parties also provided each other with mutual releases in respect of these matters.

The Company used the approximately $11.5 million released to it under the Escrow Release Agreement, together with approximately $1.1 million of cash on hand, to prepay a portion of its 8% Senior Secured Notes due 2017 (the “Senior Secured Notes”).  After giving effect to this prepayment, the Company will have Senior Secured Notes outstanding with an aggregate principal amount of $15.0 million.  When the Senior Secured Notes were issued in February 2012, the original principal amount was $100 million.

The Prepayment will include accrued interest and a prepayment premium totaling approximately $850,000.

Item 7.01. Regulation FD Disclosure

On February 7, 2014, the Company issued a press release announcing its entry into the Escrow Release Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated February 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2014

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 7, 2014